EXHIBIT (g)(7)

Form of
EXHIBIT A
List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments
thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California,
N.A. and State Street Bank and Trust Company.

Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Inflation Managed Portfolio
I-Net Tollkeeper Portfolio	Managed Bond Portfolio
Financial Services Portfolio	Small-Cap Value Portfolio
Health Sciences Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Growth LT Portfolio	Equity Income Portfolio
Focused 30 Portfolio	Equity Portfolio
Mid-Cap Value Portfolio	Aggressive Equity Portfolio
International Value Portfolio	Large-Cap Value Portfolio
Capital Opportunities Portfolio	Comstock Portfolio (formerly Strategic Value Portfolio)
International Large-Cap Portfolio	Real Estate Portfolio
Equity Index Portfolio	Mid-Cap Growth Portfolio
Small-Cap Index Portfolio

     Effective May 1, 2004, agreed to and accepted by:

PACIFIC SELECT FUND

By:		Attest:

Name:	Thomas C. Sutton	Name:	Audrey L. Milfs
Title:	Chairman of the Board and Trustee	Title:	Secretary

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:		Attest:

By:

STATE STREET BANK AND TRUST COMPANY

By:		Attest:

By: